Exhibit 99.3

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

OF

5.875% SENIOR NOTES DUE 2022

OF

LIN TELEVISION CORPORATION

PURSUANT TO THE PROSPECTUS DATED                     , 2015

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2015 (the “Prospectus”) of LIN Television Corporation (the “Issuer”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which constitute the Issuer’s offer (the “Exchange Offer”) to exchange (1) up to $400,000,000 aggregate principal amount of its new 5.875% Senior Notes due 2022 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $400,000,000 aggregate principal amount of its issued and outstanding 5.875% Senior Notes due 2022 (the “Original Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$             of 5.875% Senior Notes due 2022.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

$            of 5.875% Senior Notes due 2022.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such Holder, (ii) at the time of the commencement of the Exchange Offer neither the Holder of Original Notes (including any Holder that is a broker-dealer that has acquired the Original Notes for its own account as a result of market-making activities or other trading activities) nor, to the knowledge of such Holder, any such other person receiving Exchange Notes from such Holder has an arrangement or understanding with any person (including the Issuer or any of its affiliates), to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) neither the Holder nor, to the knowledge of such Holder, any such other person receiving Exchange Notes from such Holder is an “affiliate” of the Issuer or any of the guarantors within the meaning of Rule 405 under the Securities Act, (iv) if the Holder is not a broker-dealer neither such Holder nor any such other person receiving Exchange Notes from such Holder is engaging in or intends to engage in a distribution of the Exchange Notes, (v) if the Holder is a broker-dealer, such Holder has acquired the Exchange Notes as a result of market-making activities or other trading activities, such Holder will provide such information as may be reasonably requested by the Issuer and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer), and (vi) such Holder has the full power and authority to transfer the Original Notes in exchange for the Exchange Notes and that the Issuer will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges of encumbrances and not subject to any adverse claims. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print):

 Signature(s):

 Address:

 Telephone Number:

 Taxpayer identification or Social Security Number:

 Date: